THE SAVANNAH BANCORP, INC.
News Release

FOR IMMEDIATE RELEASE:

July 7, 2005

The Savannah Bancorp Announces Plans
For Harbourside Community Bank

HILTON HEAD, SC - The directors, officers and plans for the main office location of HARBOURSIDE COMMUNITY BANK, a new local financial institution organized by a group of local directors in partnership with The Savannah Bancorp, Inc (NASD: SAVB), were announced today on Hilton Head Island.

Edward J. Brown, President of Harbourside Community Bank, said that the local bank, whose main office location is being built on Highway 278 next door to Hargray Communications, is breaking new ground in the area of customer service by offering Southern Beaufort County residents the opportunity to help “build” their ideal local community bank. Subject to final regulatory approval, Harbourside Community Bank is scheduled to open in Fall of 2005 as the third banking subsidiary of The Savannah Bancorp, Inc.

Directors and Organizers are:

Edward J. Brown, President and CEO, Harbourside Community Bank
Clifford H. Dales, Partner, Neely/Dales, LLC (commercial and industrial real estate)
Berryman W. "Berry" Edwards, owner of The Greenery, Inc (landscaping company)
J. Wiley Ellis, Attorney (Savannah) and Chairman of The Savannah Bancorp, Inc.
Joseph "Joe" B. Fraser III, owner Fraser Construction
John C. Helmken II, President of The Savannah Bancorp, Inc. and President and CEO of The Savannah Bank, N.A.
Henry "Hank" Johnston, Mayor of the Town of Bluffton
Donna C. Martin, Retired / Consultant to Hargray Communications
G. Mike Odom, Jr., CEO, The Savannah Bancorp, Inc.

Mr. Berry Edwards will serve as Chairman of the Board of Directors.

In the coming weeks, according to Brown, Harbourside Community Bank will launch a local campaign that will encourage neighborhood consumer, commercial and mortgage customers to help build their “ideal” local bank by providing feedback about the banking products, services and solutions they are currently using, and by offering suggestions on how Harbourside Community Bank can best serve the community. “We have been asking our mortgage customers for the past two years what services they value the most and what would help them have their ultimate banking experience. This information has been useful in building the foundation for the bank.” In addition, Mr. Brown stated, “While it is very important that we know what the local customers needs are, we also want to be very sensitive to the many out of town customers who own second homes and rental properties in order to accommodate their needs”. Brown stressed that all of the local input will be given consideration by the Harbourside Community Bank Management Team, which also includes: Nancy W. Gregory, Senior Vice President/Bank Managing Officer; Kenneth Maguire, Senior Vice President/Commercial Lending; Ed Cox, Vice President/Credit Administration; Dana Ardes, Senior Underwriter; Sandy Harp, Quality Control and Compliance Manager; and Richard Gillette, Secondary Marketing Manager and Jodi Gregg, Servicing Manager.

G. Mike Odom, Jr., Chief Executive Officer of The Savannah Bancorp, Inc. commented, “Harbourside Mortgage Company, our mortgage production office which opened in October, 2003, has exceeded our expectations and with the continued strong growth projected for Beaufort County, we expect Harbourside Community Bank to be beneficial to the community and rewarding to our shareholders. We are very excited about our alliance with Ed Brown and his excellent staff. We especially appreciate the dedication and commitment of our directors in bringing this idea to reality.”

Brown has been active in the mortgage and banking business for more than twenty years, the last ten which have been in Southern Beaufort County. He was previously Senior Vice President of Lighthouse Community Bank, a Hilton Head-based, federally chartered thrift institution which was purchased by SunTrust Banks, Inc. in 2003. Brown is the current president of the Mortgage Bankers Association of the Carolinas, past president of the Hilton Head Island Mortgage Lenders Association, a former Vice Chairman of Habitat For Humanity, Board Member of Hilton Head Heroes, and is active in Boy Scout Troop 220 and The School Improvement Council.

The Savannah Bancorp, Inc., a bank holding company for The Savannah Bank, N.A. in Savannah, GA and Bryan Bank & Trust in Richmond Hill, GA, had total assets of $673 million as of March 31, 2005. The company provides banking, trust and mortgage services from six full service offices in Savannah and Richmond Hill, GA, and residential lending services from its loan production office on Hilton Head Island, SC.

This press release may contain forward-looking statements as defined by federal securities law, which involve significant risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. The Savannah Bancorp, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Any such statements are made in reliance on the safe harbor protections provided under the Private Securities Act of 1995.

Contact: Ed Brown, (843) 341-1207